Exhibit 99.2

August 5, 2014

ZAGG Inc Reports Second Quarter 2014 Revenue of $50.2 Million, GAAP EPS $0.03

•	Tablet keyboard sales up 30% versus the second quarter of 2013
•	Net sales of $50.2 million
•	Adjusted EBITDA of $5.3 million
•	Pro forma net income of $2.7 million
•	Cash flow from operations of $6.7 million
•	Reiterates 2014 net sales and Adjusted EBITDA guidance

SALT LAKE CITY, August 5, 2014 (GLOBE NEWSWIRE) -- ZAGG Inc (Nasdaq: ZAGG), a leading mobile device accessories company, announced today financial results for the second quarter ended June 30, 2014.

"This quarter’s results were driven by better execution with our existing tier one customers. We sold a record number of new SKUs and also saw higher product sell-through due to improved shelf presence and new point-of-sale fixtures. invisibleShield™ Glass has experienced very strong sales even without a major new device launch," said Randy Hales, president and CEO. "Typically, the second quarter is our weakest quarter of the year, so our performance this quarter is very encouraging. A focused effort by all members of the ZAGG team and great execution against our strategic objectives in product, brand, and distribution have helped ZAGG stabilize revenues and set the path to renewed growth in the second half of the year.”

Second Quarter Highlights (second quarter 2014 versus second quarter 2013)
•	Net sales of $50.2 million versus $51.2 million
•	Gross margins of 33.5% versus 42.1%
•	GAAP diluted EPS of $0.03 versus $0.09
•	Adjusted EBITDA of $5.3 million versus $10.5 million
•	Generated $6.7 million in operating cash flow
•	Screen protection sales represented 36% of net sales versus 38%
•	Keyboard sales represented 34% of net sales versus 25%

Second Quarter Results
Net sales for the second quarter of 2014 were $50.2 million, a slight decrease of 2% versus $51.2 million in the same quarter last year.
Revenue by channel was as follows: indirect channels 90%; ZAGG.com and iFrogz.com 5%; Kiosks and standalone stores 5%.
Gross profit for the second quarter was $16.8 million or 33.5% of net sales, versus $21.5 million or 42.1% of net sales in the prior year quarter.
Operating income for the second quarter of 2014 was $1.6 million compared to operating income of $5.4 million for the second quarter of 2013.
Net income for the second quarter of 2014 was $0.8 million or $0.03 per diluted share, as compared to net income of $2.8 million or $0.09 per diluted share in the second quarter of 2013.
Pro forma net income for the second quarter of 2014 was $2.7 million or $0.09 per diluted share, as compared to pro forma net income of $6.3 million or $0.20 per diluted share in the second quarter of 2013.
Adjusted EBITDA for the second quarter of 2014 was $5.3 million versus $10.5 million of Adjusted EBITDA in the second quarter of 2013.

About Non-GAAP Financial Information
ZAGG considers earnings before stock-based compensation expense, depreciation and amortization, impairment of investment in private company, other income/expense, and provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.
In addition, ZAGG considers earnings before stock-based compensation expense, amortization, impairment of investment in private company, and other income/expense (excluding cash interest expense), net of tax effects where applicable, ("pro forma net income") to be a valuable metric in respect of the operational performance of the Company.
These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.
A reconciliation of the differences between Adjusted EBITDA and pro forma net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook
The Company reiterates its full year 2014 guidance of net sales of $218.0 million - $228.0 million and full year Adjusted EBITDA of $32.0 million - $34.0 million. Gross margins are anticipated to be in the mid-to-high 30's.

Conference Call
A conference call will be held today at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company's website at: http://investors.zagg.com.

Non-GAAP Financial Disclosure
Investors are cautioned that the Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, impairment of a private investment in a private company, other income/expense, and provision for income taxes) and pro forma net income (earnings before stock-based compensation expense, amortization, and other income/expense [excluding cash interest expense], impairment of a private investment in a private company, net of tax effects where applicable) contained in this press release are not financial measures under GAAP. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP, or as indicators of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income and pro forma earnings per share. We present this financial information because we believe that it is helpful to some investors as a measure of performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.

Safe Harbor Statement
In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets" or similar expressions, are not statements of historical facts and may be forward-looking. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the impact of inconsistent quality or reliability of new product offerings; (f) the impact of lower profit margins in certain new product categories; (g) a shift in customer demand from high gross margin products to products with lower gross margins; (h) the impacts of changes in economic conditions, including on customer demand; (i) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber attacks, terrorist incidents, or the threat of terrorist incidents; and (j) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

CONTACT: Investor Relations:
         ZAGG Inc
         Kim Rogers
         801-506-7008
         kim.rogers@zagg.com

         Media:
         Method Communications
         Matt Reichman
         801-461-9778
         matt@methodcommunications.com

         Zachary Allen
         801-461-9751
         zachary@methodcommunications.com

         Company:
         ZAGG Inc
         Nathan Nelson
         801-506-7341
         nnelson@zagg.com

Source: ZAGG Inc

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